Exhibit 4.109
EXECUTION VERSION
FIRST AMENDMENT
 TO THE FACILITY AGREEMENT
THIS FIRST AMENDMENT (this "Amendment to the Facility Agreement (as defined below) is dated as of November 11, 2015, by and between DRYSHIPS INC., a corporation incorporated under the laws of the Republic of the Marshall Islands (the "Borrower"), and SIFNOS SHAREHOLDERS INC., a corporation incorporated under the laws of the Republic of the Marshall Islands (the "Lender"). Capitalized terms herein have the meanings specified in the Secured Revolving Facility Agreement dated as of October 21, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the "Existing Facility Agreement" and as hereby amended, the "Facility Agreement"), by and between the Borrower and the Lender.
WITNESSETH:
WHEREAS, pursuant to the Existing Facility Agreement, the Lender has made commitments to make Loans to the Borrower; and
WHEREAS, the Borrower has requested, subject to the terms and conditions hereinafter set forth, that (i) the Commitment in the Existing Facility Agreement be increased by $10,000,000 to $60,000,000, secured by the pledge of the total outstanding shares of the Nautilus Shareholders, and (ii) the Existing Facility Agreement be amended in connection therewith as provided below.
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the Borrower and the Lender hereby agree as follows:
1.	AMENDMENT
Effective as of the Amendment Effective Date (as defined below):.
Section 1.01                                        Section 1.  The definition of "Commitment" shall be replaced in its entirety with the following:
"Commitment" means, on any date, Sixty Million Dollars (US$60,000,000).
Section 1.02                                        Section 1.  The following definitions shall be added:
(a)            "Mezzanine" means Mezzanine Financing Investment III Ltd., a corporation incorporated under the laws of the Republic of the Marshall Islands.
(b)            "Mezzanine Shares" means the shares of capital stock of Mezzanine held by DryShips Inc., which on the Amendment Effective Date shall consist of 500 shares.
(c)            "Oil & Gas" means Oil and Gas Ships Investor Limited, a corporation incorporated under the laws of the Republic of the Marshall Islands.

(d)            "Oil & Gas Shares" means the shares of capital stock of Oil & Gas held by DryShips Inc., which on the Amendment Effective Date shall consist of at least 500 shares.
(e)            "Pledge Agreement (Additional Shares)" means the Pledge and Security Agreement (Additional Shares), dated as of November 11, 2015, between the Borrower and the Lender, creating a first priority Lien under the UCC in the Mezzanine Shares and the Oil & Gas Shares in favor of the Lender, as amended, amended and restated, supplemented or otherwise modified from time to time.
Section 1.03                                        Section 1.  The definition of "Security Documents" is hereby amended by adding the words "the Pledge Agreement (Additional Shares)," immediately after the words "Pledge Agreement," and immediately before the words "the Control Agreement,".
Section 1.04                                        Section 4.03.  Section 4.03 is hereby amended and replaced in its entirety with the following:
"The Loans shall be secured by the Ocean Rig Shares, the Mezzanine Shares, the Oil & Gas Shares and the Rapallo in accordance with the Security Documents."
Section 1.05                                        Section 7.08.  Section 7.08 is hereby amended and replaced in its entirety with the following:
"Promptly, and in any event within fifteen (15) Business Days, following the request of the Lender, the Borrower will, and, if applicable, will cause Ocean Rig, Mezzanine or Oil & Gas to, execute any documents, UCC financing statements, agreements and instruments, and take all further action (including filing or registering the Ship Mortgage) that may be required under applicable law, and do all things reasonably requested by the Lender, in order to effectuate the transactions contemplated by the Facility Documents in order to grant, preserve, protect and perfect the validity and first priority (subject to Liens permitted by Section 7.01 hereof) of the Liens created or intended to be created by the Facility Documents."
2.	CONDITION TO EFFECTIVENESS
This Amendment shall become effective only upon the satisfaction of each of the following conditions precedent (such satisfaction date being referred to herein as the "Amendment Effective Date"):
(a)            The Lender shall have received a counterpart signature page to this Amendment duly executed and delivered by an authorized officer or representative of the Borrower.
(b)            The Lender shall have received a counterpart signature page to the Pledge Agreement (Additional Shares) duly executed and delivered by an authorized officer or representative of the Borrower.

(c)            The Lender shall have received certificates evidencing the Collateral referred to in the Pledge Agreement (Additional Shares) together with executed and undated endorsements.
(d)            The Lender shall have received documentary evidence acceptable to the Lender of the filing of UCC financing statements suitable in form for naming the Borrower as the debtor and the Lender as the secured party, or other similar instruments or documents to be filed under the UCC of all jurisdictions as may be necessary or, in the opinion of the Lender, desirable to perfect the security interests of the Lender pursuant to the Security Documents.
3.	REPRESENTATIONS AND WARRANTIES
The Borrower represents and warrants to the Lender that, as of the Effective Date and as of the date of each disbursement:
(a)            This Amendment has been duly authorized, executed and delivered by the Borrower, and constitutes a legal, valid and binding obligation of the Borrower in accordance with its terms. The Facility Agreement (as amended hereby) and each other Facility Document constitutes a legal, valid and binding obligation of the Borrower in accordance with its terms;
(b)            immediately prior to and after giving effect to this Amendment, no Default or Event of Default shall exist; and
(c)            at the time of and immediately after giving effect to this Amendment, (i) all representations and warranties of the Borrower set forth in the Facility Documents shall be true and correct in all material respects on and as of the date of this Amendment before and after giving effect thereto (unless stated to relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date), in each case other than representations and warranties that are subject to a Material Adverse Effect or a materiality qualifier, in which case such representations and warranties shall be (or shall have been) true and correct in all respects, and (ii) no Default shall have then occurred and be continuing.
4.	COVENANT
In accordance with Section 11(a) of the Existing Facilities Agreement (as amended by this Amendment), the Borrower shall reimburse the Lender upon demand for all out-of-pocket expenses (including counsel's fees) incurred by the Lender in connection with this Amendment.
5.	MISCELLANEOUS
Section 5.01                                        Reference to and Effect on the Facility Agreement and the Other Facility Documents.
(a)            This Amendment shall constitute a Facility Document for purposes of the Facility Agreement and the other Facility Documents. On and after the Amendment Effective Date, each reference in the Facility Agreement to "this Agreement", "herein", "hereunder",

"hereto", "hereof' and words of similar import shall, unless the context otherwise requires, refer to the Facility Agreement as amended hereby, and each reference to the Facility Agreement in any other Facility Document shall be deemed to be a reference to the Facility Agreement as amended hereby; and
(b)            Except as specifically modified by this Amendment, the Facility Agreement and the other Facility Documents shall remain unchanged and shall remain in full force and effect and are hereby ratified and confirmed.
Section 5.02                                        Headings.  Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.
Section 5.03                                        Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York, United States of America, without regard to principles of conflicts of laws.
Section 5.04                                        Counterparts.  This Amendment may be executed in counterparts, and all such counterparts taken together shall be deemed to constitute one and the same instrument.
Section 5.05                                        Successors and Assigns.  This Amendment shall be binding upon the Borrower and the Lender and their respective successors and assigns.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.
DRYSHIPS INC, as Borrower
By:	/s/ Ziad Nakhleh
Name:	Ziad Nakhleh
Title:	Chief Financial Officer

SIFNOS SHAREHOLDERS INC., as Lender
By:	/s/Savvas Tournis
Name:	Savvas Tournis
Title:	Attorney-in-fact

[Signature Page — Facility Agreement Amendment]